Perini Corporation
                               73 Mt. Wayte Avenue
                         Framingham, Massachusetts 01701

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

TO THE STOCKHOLDERS OF PERINI CORPORATION:

     NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of PERINI CORPORATION will be held at the Crowne Plaza, Hawthorne Ballroom, 1360 Worcester Road (Route 9 East), Natick, Massachusetts, on Thursday, May 25, 2000, at 9:00 a.m., for the following purposes:

1. Holders of Common Stock, $1.00 par value, of the Company (the "Common Stock") will:

     A. Elect three (3) Class I Directors, to hold office for a three-year term, expiring in 2003 and until their successors are chosen and qualified;

     B. Consider and approve the Special Equity Incentive Plan as described in the attached Proxy Statement;

     C. Consider and ratify the selection of Arthur Andersen LLP, independent public accountants, as auditors for the fiscal year ending December 31, 2000; and

     D. Transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

2. Holders of the Company's $21.25 Convertible Exchangeable Preferred Stock (the "Preferred Stock") will:

     A.   Elect two (2) Preferred Directors, to hold office until the earlier of
          (i) a one-year term, expiring in 2001 and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment.

     The Board of Directors has fixed the close of business on April 3, 2000, as the record date for the determination of the stockholders entitled to vote at the meeting.

     A WHITE form of proxy is being solicited from holders of the Common Stock. A BLUE Instruction Card is being solicited from holders of the Preferred Stock. Whether or not you plan to attend the meeting, please fill in, sign, date and return the enclosed WHITE proxy card or BLUE Instruction Card in the enclosed envelope, which requires no postage if mailed in the United States. It is important that these cards be returned. If you receive more than one card because your shares are registered in different names, or because you own both Common Stock and Preferred Stock, please execute each such card and return it promptly to assure that all your shares will be voted.

                                             By order of the Board of Directors,
April 19, 2000                               Dennis M. Ryan, Secretary

     The Annual Report of the Company, including financial statements for the year 1999, is being sent to stockholders concurrently with this Notice.

                               Perini Corporation
                               73 Mt. Wayte Avenue
                         Framingham, Massachusetts 01701

                                 PROXY STATEMENT

                       ANNUAL MEETING OF THE STOCKHOLDERS
                              OF PERINI CORPORATION

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of PERINI CORPORATION (hereinafter called the "Company") to be used at the annual meeting of the stockholders (the "Annual Meeting") of the Company to be held at the Crowne Plaza, Hawthorne Ballroom, 1360 Worcester Road (Route 9 East), Natick, Massachusetts, on Thursday, May 25, 2000, at 9:00 a.m., and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A WHITE proxy card is being sent to holders of the Company's Common Stock, $1.00 par value (the "Common Stock"). If the accompanying WHITE form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised either by notice to the Secretary of the Company, the subsequent execution and delivery of another Proxy, or by voting in person at the Annual Meeting. A BLUE Instruction Card is being sent to holders of the Company's $21.25 Convertible Exchangeable Preferred Stock (the "Preferred Stock"). If the accompanying BLUE Instruction Card is executed and returned, it may nevertheless be revoked at any time up until 5:00 p.m. on May 24, 2000 either by filing a written revocation or a duly executed Instruction Card bearing a later date. It is anticipated that the Proxy Statement and the enclosed Proxy or Instruction Card, as applicable, will be mailed to the stockholders of record on or about April 19, 2000.

     The Board of Directors has fixed the close of business on April 3, 2000, as the record date for the determination of the stockholders entitled to vote at the Annual Meeting. As of April 3, 2000, the Company had outstanding 22,584,469 shares of Common Stock. Each share is entitled to one vote.

     The terms of the Company's Preferred Stock provide that as a result of dividends on the Preferred Stock being in arrears for at least six quarters, the holders of the Preferred Stock are entitled, voting as a separate class, to elect two (2) Directors (the "Preferred Directors") to the Company's Board of Directors, to hold office until the earlier of (i) the date upon which their elected term expires and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment. As of April 3, 2000, the Company had outstanding 99,990 shares of Preferred Stock. Each share is entitled to one vote. Bank Boston, N.A., as the Depositary for the Preferred Stock (the "Depositary"), is the holder of all of the issued and outstanding Preferred Stock. The terms of the Deposit Agreement by and among the Company, the Depositary and the holders of Depositary Shares representing the Preferred Stock provide that the holders of Depositary Shares are entitled to instruct the Depositary to vote the shares of Preferred Stock represented by their respective Depositary Shares. Each Depositary Share represents ownership of 1/10th of a share of Preferred Stock. Therefore, as of April 3, 2000, there were outstanding 999,900 Depositary Shares. The holders of Depositary Shares should forward their Instruction Cards to the Depositary instructing the Depositary how to vote the Preferred Stock.

STOCKHOLDER VOTES REQUIRED

Common Stock
------------

     The presence, in person or by proxy, of at least a majority in interest of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted as present for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

     A quorum being present, the affirmative vote of a plurality of the votes cast at the Annual Meeting is necessary to elect each of the nominees for director. The affirmative vote by a majority of the votes cast at the Annual Meeting is required to approve the Special Equity Incentive Plan. The affirmative vote of a majority of the votes cast at the Annual Meeting by holders of the Company's Common Stock is required to ratify the selection of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 2000. Abstentions and broker non-votes will not be counted as voting at the Annual Meeting and, therefore, will not have an effect on the election of Directors, approval of the Special Equity Incentive Plan or ratification of auditors.

Preferred Stock
---------------

     Assuming a quorum is present, the Depositary will vote the number of shares of the Preferred Stock for a Nominee represented by the number of Depositary Shares instructed to be voted for that Nominee. Under the terms of the Deposit Agreement, in the absence of specific instructions from a holder of Depositary Shares, the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares of such holder of Depositary Shares. The two Preferred Director nominees for whom the greatest number of shares of Preferred Stock is voted by the Depositary will be elected as the Preferred Directors.

     A holder of Depositary Shares may revoke an Instruction Card given with respect to the Election of Preferred Directors by filing with the Depositary no later than 5:00 p.m. on Wednesday, May 24, 2000, a written revocation or a duly executed Instruction Card bearing a later date.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 5, 2000. In addition, stockholder proposals and director nominations must comply with the requirements of the Company's By-Laws.

                                   1A. and 2A.

                  ELECTION OF DIRECTORS AND PREFERRED DIRECTORS

Common Stock Nominees
---------------------

     In accordance with the Company's By-Laws and Massachusetts law, the Board of Directors is divided into three approximately equal classes, with each Director serving for a term of three years. As a consequence, the term of only one class of Directors expires each year, and their successors are elected for terms of three years. As of March 31, 2000, the Board of Directors is comprised of 12 members; 10 Directors (as follows) and 2 Preferred Directors:

          Class I: Robert Band, Michael R. Klein and Christopher H. Lee are the three nominees for election as Directors at this Annual Meeting to serve until the 2003 Annual Meeting of Stockholders and until their successors are chosen and qualified. Marshall M. Criser, a current Class I Director, will not be a nominee for reelection.

          Class II:   Richard J. Boushka,  Jane E. Newman  and  Ronald  N. Tutor
                      were elected as  Directors  at the 1998 Annual  Meeting to
                      serve  until the  2001  Annual  Meeting  of   Stockholders
                      and  until  their successors   are  chosen  and qualified.
                      Effective   March  29,  2000,    Robert  A.   Kennedy  was
                      appointed  a Class II  Director  by the Company's Board of
                      Directors  to serve  until  the 2001  Annual  Meeting   of
                      Stockholders and until his successor is duly chosen and qualifed.

          Class III:  Nancy  Hawthorne was  elected  as a  Director  at the 1999
                      Annual Meeting to serve until the 2002 Annual Meeting of Stockholders and until her successor is chosen and qualified. Effective March 29, 2000, Raymond R. Oneglia was appointed a Class III Director by the Company's Board of Directors to serve until the 2002 Annual Meeting of Stockholders and until his successor is duly chosen and qualified.

     The Nominating Committee of the Board of Directors of the Company has nominated Robert Band, Michael R. Klein and Christopher H. Lee for election as Class I Directors. Unless otherwise noted thereon, proxies solicited hereby will be voted for the election of Messrs. Band, Klein and Lee as Directors to hold office until the 2003 Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors does not contemplate that any nominee will be unable to serve as a Director for any reason but, if that should occur prior to the meeting, the proxy holders will select another person in his place and stead. Information regarding these nominees for election as Directors, as well as each Director whose term is not scheduled to expire until the 2001 or 2002 Annual Meeting of Stockholders, is set forth in "Ownership of Common Stock by Directors, Officers and Preferred Stock Nominees" on pages 5 through 10.

     The Board recommends a vote FOR the election of each of the nominees for election as Directors.

Preferred Stock Nominees
------------------------

     The terms of the Company's Preferred Stock provide that as a result of dividends on the Preferred Stock being in arrears for at least six quarters, the holders of the Preferred Stock are entitled, voting as a separate class, to elect two (2) Directors (the "Preferred Directors") to the Company's Board of Directors, to hold office until the earlier of (i) the date upon which their elected term expires and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment. Since the dividend on the Preferred Stock had not been paid since December 1995, the holders of the Preferred Stock elected Arthur I. Caplan and Frederick Doppelt at the May 14, 1998 Annual Meeting of Stockholders to serve as the Preferred Directors and re-elected them at the May 13, 1999 Annual Meeting of Stockholders until the earlier of (i) the next annual meeting of stockholders and until their successors were chosen and qualified or (ii) payment in full by the Company of dividends owed on the Preferred Stock. The Company has not paid any dividends on the Preferred Stock throughout 1999 and 2000 to date. Accordingly, the holders of the Preferred Stock, voting as a separate class, remain entitled to elect two (2) Preferred Directors to the Company's Board of Directors.

         Preferred  Stock   Arthur I.  Caplan,  Frederick  Doppelt,  Stephen  J.
         Nominees:          McAllister and  Martin  Shubik are the four nominees
                            for election as Preferred  Directors at this  Annual
                            Meeting to serve until the  earlier of (i) the  2001
                            Annual Meeting of Stockholders and until their successors are chosen and qualified or (ii) all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment.

     The two Nominees who receive the greatest number of votes will be elected as Preferred Directors. Instruction Cards that are not completed will not be voted for any nominee. The Board of Directors does not contemplate that any nominee will be unable to serve as a Preferred Director for any reason but, if that should occur prior to the meeting, the Depositary will select another person in his place and stead. Information regarding these nominees for election as Preferred Directors is set forth in "Ownership of Common Stock by Directors, Officers and Preferred Stock Nominees" on pages 5 through 10.

                OWNERSHIP OF COMMON STOCK BY DIRECTORS, OFFICERS
                          AND PREFERRED STOCK NOMINEES

     The following table sets forth certain information received by the Company from the individuals listed below concerning their respective beneficial ownership as of March 31, 2000 of the Common Stock of the Company by each Director, named Executive Officer of the Company and Preferred Stock Nominees, and by all Directors and Executive Officers of the Company as a group. Also, included in the table with respect to each Director and Preferred Stock Nominee is principal occupation or employment during the past five years, age and the period served as a Director of the Company.


                                                                         Number of Shares of Common Stock of the
                                                                                Company Beneficially Owned
                                                                                 On March 31, 2000(1)(2)
                                                                       ---------------------------------------------
                                                          Served        Sole Voting
                                                          as a              and
  Name and Principal Occupation for The                  Director       Investment                                      Percentage
             Past Five Years                    Age       Since            Power           Shared        Aggregate       of Class
-------------------------------------------    ------    ---------     --------------    -----------     -----------    -----------
Ronald N. Tutor (5)(7)                          59         1997        2,704,260 (8)              0       2,704,260       11.97%
  Director; Chairman and Chief Executive
  Officer since March 29, 2000, fomerly
  Chairman since July 1, 1999, formerly
  Vice Chairman since January 1, 1998 and
  Acting Chief Operating Officer since January
  17, 1997, and  Chairman, President and
  Chief Executive Officer, Tutor-Saliba
  Corporation

Robert Band (7)                                 52         1999           40,894 (9)              0          40,894          *
  Director; President and Chief Operating
  Officer since March 29, 2000, formerly
  President and Chief Executive Officer
  since May 12, 1999, formerly Executive
  Vice President, Chief Financial Officer
  since December 1997 and President of Perini
  Management Services, Inc.

Richard J. Boushka (3)(4)(5)                    65         1975            7,390(10)              0           7,390          *
  Director; Principal, Boushka
  Properties, a private investment firm

Marshall M. Criser (3)(4)(6)                    71         1985           11,366 (11)           200 (12)     11,566          *
  Director; Vice Chairman since July 1,
  1999, Retired Partner, Law firm of
  McGuire, Woods Battle & Boothe, LLP,
  formerly Chairman, Law firm of Mahoney
  Adams and Criser and formerly President,
  University of Florida

Arthur J. Fox, Jr. (4)(5)(6)                    76         1989           11,729 (13)             0          11,729          *
  Director; Self-employed consultant,
  formerly Managing Director, Construction
  Industry Presidents Forum; Editor Emeritus,
  Engineering News-Record

Jane E. Newman (3)(5)                           54         1992            9,745 (14)             0           9,745          *
  Director; Managing Director and
  Partner, The Commerce Group since
  January 1, 1999, formerly Interim Dean,
  Whittemore School of Business & Economics,
  University of New Hampshire, and
  formerly Executive Vice President,
  Exeter Trust Company

                                       5

                                                                       Number of Shares of Common Stock of the
                                                                                Company Beneficially Owned
                                                                                 On March 31, 2000(1)(2)
                                                                       ---------------------------------------------
                                                          Served        Sole Voting
                                                          as a              and
  Name and Principal Occupation for The                  Director       Investment                                      Percentage
             Past Five Years                    Age       Since            Power           Shared        Aggregate       of Class
-------------------------------------------    ------    ---------     --------------    -----------     -----------    -----------
Nancy Hawthorne (3)(4)(6)                       48         1993           10,361 (15)             0          10,361          *
  Director; Chair, World Clinic, Inc.
  since mid-1999, formerly self-employed
  financial strategy consultant since
  mid-1998, formerly Chief Executive
  Officer & Managing Partner, Hawthorne,
  Krauss & Associates, and formerly Executive
  Vice President, Media One

Michael R. Klein (3)(16)                        57         1997            7,261 (17)             0           7,261         *
  Director; Chairman, CoStar Group, Inc.
  and Partner, Law Firm of Wilmer, Cutler &
  Pickering

Robert A. Kennedy (18)                          64         2000                0                  0               0         -
  Director; Director of Special Projects
  - Financial Services for ULLICO, Inc.

Christopher H. Lee (19)                         47         2000                0                  0               0         -
  Director; Vice President, AIG Global
  Investment Corp., a wholly-owned
  subsidiary of American International
  Group, Inc.

Raymond R. Oneglia (20)                         52         2000                0                  0               0         -
  Director; Vice Chairman, O&G
  Industries, Inc.

Zohrab B. Marashlian                            55          -             28,259 (21)             0          28,259         *
  President, Perini Civil Construction

David B. Perini (7)                             62         1970          138,249 (22)             0         138,249         *
  Chairman Emeritus, formerly Chairman of
  the Board of Directors

Craig W. Shaw                                   45          -             32,300 (23)             0          32,300         *
  President, Perini Building Company, Inc.

Preferred Stock Nominees:
Arthur I. Caplan (24)                           79         1998            5,776 (25)             0           5,776         *
  Director; formerly President of
  HWC-Ltd., an automobile sales, leasing and
  financing organization

Frederick Doppelt (24)                          81         1998           42,921 (26)             0          42,291         *
  Director; Self-employed attorney
  specializing in trust and estate matters

Stephen J. McAllister (24) (27)                 38          -             97,645 (28)             0          97,645         *
  Member, Asher B. Edelmand Associates, an
  investment and money management firm
  and advisor to various funds since January,
  1997, formerly Portfolio Manager and Chief
  Investment Strategist for Bank of Tokyo
  (Switzerland) S.A.

Martin Shubik (24) (27)                         74          -             15,888 (29)             0          15,888         *
  Professor of Economics, Yale University

All Directors and Executive Officers as                                3,010,660                200        3,010,860      13.33%
a group (16 persons)

-------------------------------------------
* Less than one percent

(1) Beneficial ownership is the direct or indirect ownership of Common Stock of the Company including the right to control the vote or investment of or acquire such Common Stock (for example, through the conversion of shares of the $2.125 Depositary Convertible Exchangeable Preferred Shares, exercise of options or various trust arrangements) within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. The shares owned by each person or by the group, and the shares included in the total number of shares outstanding have been adjusted in accordance with said Rule 13d-3. Any securities not outstanding but which are subject to options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any other person.

(2) The table does not include an aggregate of 10,803 shares allocated to Named Executive Officers under the terms of the Perini Corporation Employee Stock Ownership Plan.

(3)  Member of the Audit Committee.

(4)  Member of the Compensation Committee.

(5)  Member of the Nominating Committee.

(6)  Member of the Special Committee.

(7) Due to the resignation of the previous Chief Executive Officer, Roger J. Ludlam, effective January 31, 1999, David B. Perini and Ronald N. Tutor shared the responsibilities of President and Chief Executive Officer of the Company until the new Chief Executive Officer, Robert Band, was appointed on May 12, 1999. Effective June 30, 1999, Mr. Perini retired from the Company and resigned his position as Chairman. The Board of Directors appointed Mr. Tutor as Chairman effective July 1, 1999. Effective March 29, 2000, the Board of Directors appointed Mr. Tutor as Chairman and Chief Executive Officer and Mr. Band as President and Chief Operating Officer.

(8) Represents shares held in the name of Tutor-Saliba Corporation, a company in which Mr. Tutor is the sole stockholder and Chief Executive Officer. See "Certain Other Beneficial Holders" on pages 12 and 13.

(9)  Includes 15,500 shares for which Mr. Band holds options.

(10) Includes 7,390 shares of Common Stock received in payment of the director's annual retainer, as follows: 129 shares (1996), 2,285 shares (1997), 1,855 shares (1998) and 3,121 shares (1999). See "Directors' Compensation" on page 25.

(11) Includes 2,349 shares awarded in prior years pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 9,017 shares of Common Stock received in payment of the director's annual retainer, as follows: 1,756 shares (1996), 2,285 shares (1997), 1,855 shares (1998) and 3,121 shares (1999). See "Directors' Compensation" on page 25.

(12) Includes 200 shares which Mr. Criser owns jointly with his wife.

(13) Includes 2,197 shares awarded in prior years pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 9,017 shares of Common Stock received in payment of the director's annual retainer, as follows: 1,756 shares (1996), 2,285 shares (1997), 1,855 shares (1998) and 3,121 shares (1999). See "Directors' Compensation" on page 25.

(14) Includes 1,148 shares awarded in prior years pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 8,597 shares of Common Stock received in payment of the director's annual retainer, as follows: 1,336 shares (1996), 2,285 shares (1997), 1,855 shares (1998) and 3,121 shares (1999). See "Directors' Compensation" on page 25.

(15) Includes 1,344 shares awarded in prior years pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 9,017 shares of Common Stock received in payment of the director's annual retainer, as follows: 1,756 shares (1996), 2,285 shares (1997), 1,855 shares (1998) and 3,121 shares (1999). See "Directors' Compensation" on page 25.

(16) Mr. Klein is the designated representative of P.B. Capital Partners, L.P., a partnership that owns 4,656,795 shares of Common Stock and a partnership whose sole general partner is BLUM Capital Partners, L.P. ("BCP"). BCP is an investment advisor to The Common Fund for Non-Profit Organizations for the account of its Equity Fund that owns 1,162,348 shares of Common Stock. Mr. Klein disclaims beneficial ownership in any of these shares. See "Certain Other Beneficial Holders" on pages 12 and 13.

(17) Includes 7,261 shares of Common Stock received in payment of the director's annual retainer, as follows: 2,285 shares (1997), 1,855 shares (1998) and 3,121 shares (1999). See "Directors' Compensation" on page 25.

(18) Mr. Kennedy is the designated representative of Union Labor Life Insurance Company, a company that owns 1,721,075 shares of Common Stock, and a wholly-owned subsidiary of ULLICO, Inc., a company in which Mr. Kennedy is the Director of Special Projects. Mr. Kennedy disclaims any beneficial ownership of these shares. See "Certain Other Beneficial Holders" on pages 12 and 13.

(19) Mr. Lee is the designated representative of National Union Fire Insurance Company of Pittsburgh, Pa., a company that owns 4,705,882 shares of Common Stock, and an affiliate of AIG Global Investment Corp., a company in which Mr. Lee is a Vice President and both of which are wholly-owned subsidiaries of American International Group, Inc. Mr. Lee disclaims any beneficial ownership of these shares. See "Certain Other Beneficial Holders" on pages 12 and 13.

(20) Mr. Oneglia is the designated representative of O&G Industries, Inc., a company that owns 2,502,941 shares of Common Stock, and a company in which Mr. Oneglia is the Vice Chairman. Mr. Oneglia disclaims any beneficial ownership of these shares. See "Certain Other Beneficial Holders" on pages 12 and 13.

(21) Includes 28,000 shares for which Mr. Marashlian holds options.

(22) Includes 6,460 shares, and 264 shares of Common Stock (resulting from the assumed conversion of 400 depositary shares of Preferred Stock at a conversion rate of .662 shares of Common Stock for each depositary share) in his childrens' names for which he has Power of Attorney giving him voting power. Includes 7,500 shares for which Mr. Perini holds options. Includes 66 shares of Common Stock resulting from the assumed conversion of 100 depositary shares of Preferred Stock. Includes 56,499 shares held in testamentary trust established under the will of Louis R. Perini, Sr. David Perini is one of four trustees of such trust and is one of the beneficiaries of such trust. Includes 3,029 shares, and 66 shares of Common Stock (resulting from the assumed conversion of 100 depositary shares of Preferred Stock) in his wife's name as to which Mr. Perini disclaims any beneficial ownership.

(23) Includes 28,000 shares for which Mr. Shaw holds options

(24) Represents one of four Nominees for election as Preferred Directors at this Annual Meeting (of which the two with the greatest number of votes cast by holders of the $2.125 Depositary Shares will be elected) to serve until the earlier of (i) the 2001 Annual Meeting of Stockholders and until their successors are chosen and qualified or (ii) all dividends in arrears on the Preferred Stock have been paid or declared and funds therefore set apart for payment.

(25) Includes 3,121 shares of Common Stock received in payment of the 1999 director's annual retainer. See "Directors' Compensation" on page 25. Also includes 1,655 shares of Common Stock resulting from the assumed conversion of 2,500 depositary shares of Preferred Stock at a conversion rate of .662 shares of Common Stock for each depositary share. The percentage of Preferred Stock beneficially owned by Mr. Caplan to the total number of shares of Preferred Stock outstanding is less than 1%.

(26) Includes 3,121 shares of Common Stock received in payment of the 1999 director's annual retainer. See "Directors' Compensation" on page 25. Also includes 37,800 shares of Common Stock resulting from the assumed conversion of 57,100 depositary shares of Preferred Stock at a conversion rate of .662 shares of Common Stock for each depositary share. Of the 57,100 depositary shares of Preferred Stock, 2,000 depositary shares are owned by Mr. Doppelt's wife. The percentage of Preferred Stock beneficially owned by Mr. Doppelt to the total number of shares of Preferred Stock outstanding is 5.71%.

(27) Messrs. McAllister and Shubik were nominated by Edelman Value Partners, L.P. (direct owners of 100 depositary shares and beneficial owners of 57,400 depositary shares), Edelman Value Fund Ltd. (beneficial owner of
     75,500 depositary shares) and M.J. Whitman Pilot Fish Opportunity, L.P. (owner of 9,500 depositary shares).

(28) Represents 97,645 shares of Common Stock resulting from the assumed conversion of 147,500 depositary shares of Preferred Stock at a conversion rate of .662 shares of Common Stock for each depositary share. These shares are held by a custodian on behalf of certain funds for which Mr. McAllister's firm is an investment advisor. The percentage of Preferred Stock beneficially owned by Mr. McAllister to the total number of shares of Preferred Stock outstanding is 14.75%.

(29) Represents 15,888 shares of Common Stock resulting from the assumed conversion of 24,000 depositary shares of Preferred Stock at a conversion rate of .662 shares of Common Stock for each depositary share. Included in the total of 24,000 depositary shares are 13,000 depositary shares held in a trust of which Mr. Shubik is a trustee. The percentage of Preferred Stock beneficially owned by Mr. Shubik to the total number of shares of Preferred Stock outstanding is 2.4%.

     The Board of Directors met six times during 1999. The Board of Directors has a Compensation Committee, the duties of which are summarized in "The Compensation Committee Report" on pages 16 through 18 herein. The Compensation Committee held three meetings during 1999. The Board also has an Audit Committee, the duties of which are to oversee the audit function of the Company's independent certified public accountants, to review periodically significant financial information relating to the Company and to act as a communication link between the Board of Directors and such certified public accountants. The Audit Committee met five times during 1999. The Board of Directors has a Nominating Committee which met once during 1999. The Board of Directors has an Executive Committee, the duties of which are to give final approval of certain decisions (generally financial in nature) and to give overall direction to the Company's Chief Executive Officer. This Committee met three times during 1999. Effective July 16, 1999, the Board of Directors formed a Special Committee, composed of three independent directors, to review any financial proposal submitted by Mr. Ronald N. Tutor, Chairman of the Board of Directors of the Company (see "Certain Transactions" on pages 25 and 26) to purchase additional equity in the Company and also authorized the Special Committee to solicit and negotiate alternative proposals from third parties. This Committee met twenty-two times during 1999. The members of each such committee are identified in the above table. During 1999 all of the Directors of the Company attended at least 75% of the meetings of the Board of Directors and its committees of which they are members, except for Douglas J. McCarron who attended approximately 25% of such meetings.

     As of March 31, 2000, none of the Directors or Nominees for Preferred Director is a director of any company which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940 except as set forth below:

Name of Director                                  Director of
----------------                                  -----------

Richard J. Boushka................................Tremont Corporation

Marshall M. Criser................................FPL Group, Inc.

Nancy Hawthorne...................................Avid Technology

Michael R. Klein..................................CoStar Group, Inc.

Jane E. Newman....................................SALLIE MAE Holding Corporation
                                                  Public Service Co. of NH

Martin Shubik.....................................Third Avenue Trust

                        CERTAIN OTHER BENEFICIAL HOLDERS

     The following table sets forth certain information concerning beneficial ownership as of March 31, 2000 of the Common Stock of the Company by certain other holders of in excess of 5% of the Common Stock of the Company.

     According to the information available to the Board of Directors no person owns of record or beneficially more than 5% of the outstanding Common Stock of the Company except as set forth below and except for Ronald N. Tutor as set forth in "Ownership of Common Stock by Directors, Officers and Preferred Stock Nominees" on pages 5 through 10:



                                                                     Amount and
                                                                      Nature of
                                                                     Beneficial               Percentage of
                      Name and Address                              Ownership (1)                 Class
-------------------------------------------------------------     ------------------          ---------------

Tutor-Saliba Corporation                                                  2,704,260  (2)(7)       11.97%
15901 Olden Street
Sylmar, CA 91342

National Union Fire Insurance Company of Pittsburgh, Pa.                  4,705,882  (3)(7)       20.84%
70 Pine Street
New York, NY 10270

O&G Industries, Inc.                                                      2,502,941  (4)(7)       11.08%
112 Wall Street
Torrington, CT 06790

BLUM Capital Partners, L.P.                                               5,823,397  (5)(7)       25.78%
909 Montgomery Street, Suite 400
San Francisco, CA 94133

PB Capital Partners, L.P.                                                 4,656,795  (5)(7)       20.62%
909 Montgomery Street, Suite 400
San Francisco, CA 94133

The Common Fund for Non-Profit Organizations                              1,162,348  (5)(7)       5.15%
c/o BLUM Capital Partners, L.P.
909 Montgomery Street, Suite 400
San Francisco, CA 94133

The Union Labor Life Insurance Company Separate Account P                 1,721,075  (6)(7)       7.62%
111 Massachusetts Avenue, NW
Washington, DC 20001


(1)  See Footnote (1) on Page 7.

(2) Represents sole voting and investing power based on information contained in Schedule 13D/A of Tutor-Saliba Corporation dated February 10, 2000 and as updated for Tutor-Saliba Corporation's participation in the New Equity described in "Certain Transactions" on pages 25 and 26. Ronald N. Tutor, Chairman of the Company's Board of Directors, is also the sole stockholder and Chief Executive Officer of Tutor-Saliba Corporation.

(3) Represents shared voting and investment powers based on information contained in Schedule 13D of American International Group, Inc. ("AIG") the parent company of National Union Fire Insurance Company of Pittsburgh, Pa. ("National Union"), filed on February 15, 2000 and as updated for National Union's participation in the New Equity described in "Certain Transactions" on pages 25 and 26.

(4) Represents sole voting and investment powers based on information contained in Schedule 13D of O&G Industries, Inc. ("O&G") filed on February 15, 2000 and as updated for O&G's participation in the New Equity described in "Certain Transactions" on pages 25 and 26.

(5) BLUM Capital Partners, L.P. ("BCP"), formerly known as Richard C. Blum & Associates, L.P., is the sole general partner of PB Capital Partners, L.P. ("PB Capital") which beneficially has shared voting and investing power in 4,606,994 shares of Common Stock and 49,801 shares of Common Stock owned directly by a limited partner in PB Capital. BCP also owns 4,254 shares of Common Stock directly. In addition, BCP is an investment adviser to The Common Fund for Non-Profit Organizations for the account of its Equity Fund ("The Common Fund") which beneficially has shared voting and investing power in 1,162,348 shares of Common Stock. Richard C. Blum & Associates, Inc. ("RCBA Inc."), also at 909 Montgomery Street, Suite 400, San Francisco, California 94133, is the sole general partner of BCP. Richard C. Blum is the Chairman of the Board and a substantial shareholder of RCBA Inc. Mr. Blum disclaims beneficial ownership of all securities reported in the table except to the extent of his pecuniary interest therein. The Common Fund expressly disclaims membership in any group with BCP, Richard
     C. Blum or any other related entity and disclaims beneficial ownership of securities owned directly or indirectly by any other person or entity.

(6) Represents sole voting and investing power based on information contained in Schedule 13D dated December 16, 1996 filed by Union Labor Life Insurance Company, a wholly-owned subsidiary of ULLICO, Inc. and as updated for the "Exchange" described in "Certain Transactions" on pages 25 and 26.

(7) Pursuant to the Shareholders' Agreement referred to under "Change in Control" on pages 14 and 15, these Shareholders and the Company agree to, among other things, nominate certain individuals designated by these shareholders for election or appointment to the Board of Directors of the Company and the Shareholders have agreed to vote for each of the designated nominees.

Change In Control
-----------------

     On March 29, 2000, Tutor-Saliba Corporation ("Tutor-Saliba"), O&G Industries, Inc. ("O&G") and National Union Fire Insurance Company of Pittsburgh, Pa. ("National Union") and together with Tutor-Saliba and O&G, (the "Purchasers") purchased 9,411,765 shares of Common Stock (the "Purchase Shares") of the Company for an aggregate purchase price of $40 million (the "Transaction"). In connection therewith, the Company exchanged 7,490,417 shares of Common Stock for all of the outstanding shares of Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock") at an exchange price of $5.50 per share of Common Stock. The Purchasers now own approximately 44% of the Company's Common Stock and the former holders of Series B Preferred Stock now own approximately 33% of the Company's Common Stock. As a result, this transaction may have constituted a change of control under the Exchange Act.

     The Purchasers and former holders of the Series B Preferred Stock entered into a Shareholders' Agreement (the "Shareholders' Agreement") at the closing of the Transaction. Among other things, the Shareholders' Agreement provides that between the third and sixth anniversaries of the closing of the Transaction (and, under certain circumstances, prior to the third anniversary), National Union will have a "put" right to cause Tutor-Saliba and/or Mr. Ronald N. Tutor to purchase half of its Purchase Shares at a price so that National Union earns a ten percent internal rate of return on its investment in such shares. During the same period, between the third and sixth anniversaries of the closing of the Transaction, Tutor-Saliba will have a "call" right to cause National Union to sell such shares to Tutor-Saliba at a price so that National Union earns a fourteen percent internal rate of return on its investment in such shares. In addition to the foregoing put and call rights, National Union will have a right of first refusal on Tutor-Saliba's disposition of its Purchase Shares and Tutor-Saliba will have a right of first refusal on one half of National Union's Purchase Shares.

     Subject to the right of first refusal described in the prior paragraph, the parties to the Shareholders' Agreement have certain "tag-along" rights. If any party to the Shareholders' Agreement desires to sell its shares, each of the non-selling parties to the Shareholders' Agreement will have the right to participate in such sale and to dispose of its pro rata share of the stock to be sold in such transaction. However, National Union may sell up to one half of its Purchase Shares without triggering the foregoing tag-along right.

     The Shareholders' Agreement contains provisions that are designed to protect the Company's use of its net operating losses ("NOLs") after the Transaction. Each of the Purchasers and the former holders of Series B Preferred Stock have agreed to notify the Company of any proposed purchase or sale of the Company's securities, to give each other the opportunity to participate in proposed sales in proportion to their ownership as of the closing and to consummate such purchase or sale only if the Company's tax advisor or the selling party's tax advisor has provided the Company with written advice that the proposed purchase or sale will not impair the ability of the Company to fully utilize its NOLs.

     Each of the parties to the Shareholders' Agreement has the right to subscribe to any new issuance of securities (except for certain issuances such as conversions of convertible securities, exercises of options or issuances pursuant to a benefit plan) by the Company in an amount up to such stockholder's pro rata share of the new issuance of securities based on their percentage ownership of the Company's outstanding Common Stock.

     Finally, the Shareholders' Agreement gives National Union, Tutor-Saliba, O&G, PB Capital Partners, L.P. ("PB Capital") and the Union Labor Life Insurance Company acting on behalf of its Separate Account P ("ULLICO") the right to designate one director each for election to the Board of Directors of the Company. The Company has agreed to nominate such individuals for election or appointment to the Board of Directors at the earliest possible time, to use its best efforts to cause such persons to be elected to the Board, and to renominate each such person (or other person as may be designated by National Union, Tutor-Saliba, O&G, PB Capital or ULLICO) at such time as he or she is required to stand for reelection to the Board. The right to designate a person to be elected as a director terminates in the case of each Purchaser, when such Purchaser and its permitted transferees own less than 25% of the Common Stock purchased by such Purchaser in the Transaction and in the case of PB Capital and ULLICO, when such stockholder and its permitted transferees own less than 5% of the outstanding shares of Common Stock. Each of PB Capital and ULLICO also have certain observer rights on the Board until such time as it ceases to own 2.5% of the outstanding shares of Common Stock. Each party to the Shareholders' Agreement has agreed to vote all of its shares in favor of the directors designated by each of the other parties thereto.

                        THE COMPENSATION COMMITTEE REPORT

     During 1999, the Compensation Committee of the Board of Directors of the Company consisted of five Directors, none of whom is an employee or an officer of the Company. The principal powers and duties of the Compensation Committee as established by the Board of Directors are:

     1. To review the Executive Compensation programs and policies and to employ outside expert assistance, if required, to analyze Company compensation practices to assure that they are consistent with corporate goals and objectives, and competitive with those of comparable firms in the construction industry.

     2. To recommend to the Board of Directors for its approval the base compensation of the Chairman and Chief Executive Officer and the base salary of the President and Chief Operating Officer and to review and approve the salary recommendations of the Chairman and Chief Executive Officer with respect to other members of top management;

     3. To recommend to the Board of Directors annual profit and other targets for the Company for the purpose of determining incentive compensation awards under the provisions of the Amended and Restated General Incentive Compensation Plan, for those included in the Company pool; and

     4. To administer the Amended and Restated General and Construction Business Unit Incentive Compensation Plans; such administration shall include the power to (i) approve Participants' participation in the Plans, (ii) establish performance goals, (iii) determine if and when any bonuses shall be paid, (iv) pay out any bonuses, in cash or stock or a combination thereof, as the Committee shall determine from year to year, (v) construe and interpret the Plans, and (vi) establish rules and regulations and perform all other acts it believes reasonable and proper.

Compensation Policy
-------------------

     The Compensation Committee strives to maintain corporate base salaries and the total compensation package appropriate to attract and retain highly qualified executives. This results in base salaries that generally are at the median range of those of other construction companies but allows executives to substantially exceed the median compensation levels when incentive compensation is earned. While recognizing that it may be difficult to find other companies with the same mix of business as the Company, the Committee, nevertheless, believes that a comparison with other construction companies is appropriate. The construction companies used for comparison for compensation purposes may include but are not limited to the same companies which make up the construction peer group shown in the Performance Graph set forth in this proxy statement.

     The compensation program for executive officers is composed of three elements: base salaries, annual incentive bonuses and long term incentive stock awards. These elements of compensation are designed to provide incentives to achieve both short-term and long-term objectives and to reward exceptional performance. Salaries and annual incentive compensation bonuses result in payment for performance and are tied to the achievement of profit and/or cash flow targets. The value of the incentive stock awards depends upon the appreciation in market value of the Company's Common Stock.

Executive Salary Increases in 1999
----------------------------------

     The former President and Chief Executive Officer of the Company, Roger J. Ludlam, resigned effective January 31, 1999. The Chairman of the Company at that time, David B. Perini, and the Vice Chairman of the Company at that time, Ronald
N. Tutor, jointly assumed the responsibilities of Chief Executive Officer pending the appointment of the new Chief Executive Officer, Robert Band, who was promoted on May 12, 1999 from his prior position of Executive Vice President and Chief Financial Officer. Effective June 30, 1999, Mr. Perini retired from the Company as an employee, from his office of Chairman and also as Chairman of the Board of Directors. With the retirement of Mr. Perini, the Board of Directors appointed Mr. Tutor Chairman effective July 1, 1999. (Effective March 29, 2000, the Board of Directors appointed Mr. Tutor as Chairman and Chief Executive Officer and Mr. Band as President and Chief Operating Officer.)

     The last salary increase for the former Chairman, Mr. Perini, was as of December 1994. As of December 31, 1999 there has been no increase for the current Chairman, Mr. Tutor, and the majority of senior officers' salaries remained unchanged throughout 1999.

     Section 162 (m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. The Compensation Committee has not established any policy regarding annual compensation to such executive officers in excess of $1,000,000. However, to date, no officer of the Company has received compensation in excess of $1,000,000 for any annual period.

Compensation of the Chairman and the Chief Executive Officer
------------------------------------------------------------

     The annual base salary of the former Chairman, Mr. Perini, remained through June 30, 1999, the date of his retirement, at $412,000 which has not changed since 1994 and he was not awarded incentive compensation for 1999. The current Chairman, Mr. Tutor, is generally compensated for his services under a management services contract between the Company and Tutor-Saliba Corporation, a company in which Mr. Tutor is the Chief Executive Officer and sole stockholder, at a monthly rate of $12,500, which remained the same during 1999. Mr. Tutor was not awarded any incentive compensation for 1999. The Committee approved the base salary for the newly appointed President and Chief Executive Officer, Mr. Band, at an annual rate of $260,000 effective May 12, 1999. In addition, he earned $251,154 in incentive compensation based principally on achievement of pre-established corporate goals prior to the real estate write down (see Note 2 of Notes to Consolidated Financial Statements included in the Company's 1999 Annual Report which accompanies this Proxy Statement).

The Incentive Compensation Plan of the Company
----------------------------------------------

     The Incentive Compensation Plan is an integral part of the total compensation package of the current President and Chief Operating Officer, as well as the 10 executives whose salaries were reviewed by the Compensation Committee in 1999 and approximately 53 other employees of the Company. Eligibility and designated levels of participation are determined by the Chairman and Chief Executive Officer subject to Compensation Committee approval. Eligibility to participate under the Plan is limited to individuals who are executives, managers and key employees of the Company and its wholly-owned subsidiaries, whose duties and responsibilities provide them the opportunity to
(i) make a material and significant impact to the financial performance of the Company; (ii) have major responsibility in the control of the corporate assets; and (iii) provide critical staff support necessary to enhance operating profitability.

     Participants can achieve incentive compensation awards ranging from zero to as much as 100% of base salary, part of which depends on the achievement of business unit goals and part on the achievement of corporate goals. Each of the business unit presidents has the opportunity to earn up to an additional 50% of base salary for performance which is substantially above pre-established targets. The mechanisms of the Plan are expressed in terms of levels of participation, points deriving therefrom calculated on base salary, and achievement of goals such as net income, cash flow, and pre-tax construction profits on a unit by unit basis and on an overall corporate basis. The current
President and Chief Operating Officer, other corporate officers and key corporate staff earn incentive compensation solely with reference to overall corporate goals.

     No sums attributed to a participant in the Incentive Compensation Plan become vested until the Compensation Committee approves the payment, usually in March following the year earned. At the discretion of the Committee, payment can be made in cash, stock or a combination of cash and stock.

     In 2000, the Committee authorized the payment of $3,394,000 of Incentive Compensation payments for 1999 operations, to 60 participants. Payment of incentive compensation awards for 1999 performance will be paid 100% in cash.

                                            COMPENSATION COMMITTEE
                                            Richard J. Boushka, Chairman
                                            Marshall M. Criser
                                            Arthur J. Fox, Jr.
                                            Nancy Hawthorne

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation
----------------------------------------------

     The following table sets forth the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company whose salary and bonus exceeded $100,000 (the "Named Executive Officers") for the years ended December 31, 1999, 1998 and 1997, or for each year in which the Named Executive Officers served as such.



                                             Summary Compensation Table

                                             Annual Compensation                        Long-Term Compensation
                              ---------------------------------------------------   -------------------------------
                                                                                      Awards           Payouts
                                                                                    ------------    ---------------
                                                                                     Number of
                                                                                    Securities        Long-Term
                                                                                    Underlying       Performance          All Other
   Name and Principal                                    Bonus        Other           Options       Units - Payout      Compensation
        Position               Year       Salary          (1)          (2)            Granted                                (3)
--------------------------    -------    ----------    ----------   ----------      ------------    ---------------    -------------
Ronald N. Tutor (4)            1999      $    -        $   -         $150,000  (5)    30,000        $     -              $    -
Chairman and Chief             1998           -            -          150,000  (5)    45,000              -                   -
Executive Officer since        1997           -            -            -                -                -                   -
March 29, 2000, formerly
Chairman

Robert Band (4)                1999        251,154      251,154         -                -                -                 1,000
President and Chief            1998        230,000      207,000         -             37,500              -                 1,800
Operating Officer since        1997           -            -            -                -                -                   -
March 29, 2000, formerly
President and Chief
Executive Officer

Zohrab B. Marashlian           1999        250,000      375,000         -                -                -                 1,000
President, Perini Civil        1998           -            -            -                -                -                   -
Construction                   1997           -            -            -                -                -                   -

David B. Perini (4)            1999        206,000         -          206,000  (6)       -                  -               1,000
Chairman Emeritus and          1998        412,000         -            -             37,500              -                 1,800
formerly Chairman of the       1997        412,000         -            -                -                -                 1,700
Board of Directors

Craig W. Shaw                  1999        250,000      375,000         -                -                -                 1,000
President, Perini              1998          -             -            -                -                -                   -
Building Company, Inc.         1997          -             -            -                -                -                   -
--------------------------

(1) Of the total bonus (or incentive compensation) reported for each of the Named Executive Officers, 40% of the 1998 bonus amount was paid in shares of the Company's Common Stock. The remaining bonus amounts were paid in cash.

(2) Other annual compensation does not include a dollar amount which the Company is unable to quantify, but which is estimated at not more than the lesser of $50,000 or 10% of the compensation reported for each Named
     Executive Officer, resulting from executive perquisites which may be of personal benefit to such individuals.

(3) All other compensation represents estimated annual Company 401(k) and ESOP retirement contributions and in 1999 consists of $200 of 401(k) and $800 of ESOP contributions for each of the Named Executive Officers, except for Mr. Tutor.

(4) Effective January 31, 1999, the former President and Chief Executive Officer resigned from the Company. Since that date, David B. Perini and Ronald N. Tutor shared the responsibilities of President and Chief Executive Officer of the Company until the appointment of a new Chief Executive Officer, Robert Band, effective May 12, 1999. Effective June 30, 1999, Mr. Perini retired from the Company and resigned his position as Chairman. The Board of Directors appointed Mr. Tutor as Chairman effective July 1, 1999. Effective March 29, 2000, the Board of Directors appointed Mr. Tutor as Chairman and Chief Executive Officer and Mr. Band as President and Chief Operating Officer.

(5) Represents a management services fee paid to Tutor-Saliba Corporation of which Mr. Tutor is the Chairman, President, Chief Executive Officer and sole stockholder. See "Certain Transactions" on pages 25 and 26.

(6) Represents consulting fees paid to Mr. Perini for services provided from June 30, 1999, the effective date of Mr. Perini's retirement from the Company, to December 31, 1999 at a monthly rate of $34,333 pursuant to an Agreement that terminated on January 17, 2000 (see "Employment Agreement" on page 25).

Stock Options
-------------

     The following table contains information concerning the stock options granted during the year ended December 31, 1999 to the Company's Named Executive
Officers:

                                                            Option Grants in the Last Fiscal Year (1)
                                                                        Individual Grants
                                          -------------------------------------------------------------------------------
                                           Number of         % of Total
                                           Securities          Options
                                           Underlying        Granted To                                      Grant Date
                            Date of         Options         Employees In      Exercise       Expiration        Present
         Name                 Grant       Granted (2)        Fiscal Year      Price (3)         Date          Value (4)
------------------------    ----------    -------------     --------------    ----------     ------------    ------------
Ronald N. Tutor             01/04/99         30,000            100.0%          $ 5.13        01/03/2007      $  75,600

Robert Band                     -              -                  -               -               -               -

Zohrab B. Marashlian            -              -                  -               -               -               -

David B. Perini                 -              -                  -               -               -               -

Craig W. Shaw                   -              -                  -               -               -               -
-------------------------------------------------------------------------------------------------------------------------

(1) No SARs were granted to any of the Named Executive Officers during the last fiscal year.

(2) Options granted in 1999 become exercisable in two equal annual installments on the second and third anniversary of the date of grant.

(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(4) The grant date present value was calculated using the Black-Scholes option pricing model. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the Company's stock price based on past performance. The Company's use of this model should not be construed in any way as an endorsement of its accuracy at valuing options or as a forecast of the future performance of the Company's stock price. The following assumptions were made for the purpose of calculating the Grant Date Present
     Value: option term is eight years, volatility at 37.35%, dividend yield at 0% and interest rate at 4.82%. The real value of the options in this table depends upon the actual performance of the Company's stock price during the applicable period.

Option Exercises and Holdings
-----------------------------

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year December 31, 1999 and unexercised options held as of December 31, 1999:



                                          Aggregated Option Exercises in the Last Fiscal Year
                                                   and Fiscal Year-End Option Values

                             Number of
                            Securities
                            Underlying
                              Shares
                             Acquired
                                on           Value          Number of Unexercised Options        Value of Unexercised In-the-Money
         Name                 Exercise      Realized             at Fiscal Year-End               Options at Fiscal Year-End (1)
-----------------------     ------------    ----------    ---------------------------------     -----------------------------------

                                                           Exercisable      Unexercisable       Exercisable        Unexercisable
                                                          --------------    ---------------     -------------    ------------------

Ronald N. Tutor                  -          $    -               -              225,000          $    -           $       -
Robert Band                      -               -           15,500              30,000               -                   -
Zohrab B. Marashlian             -               -           28,000              55,000               -                   -
David B. Perini                  -               -            7,500              12,500               -                   -
Craig W. Shaw                    -               -           28,000              55,000               -                   -
-----------------------

(1) At December 31, 1999, all options listed had exercise prices in excess of the quoted market value.

Long-Term Performance Units
---------------------------

     Under the Performance Unit award feature of the 1982 Long-Term Plan, key employees may be contingently awarded a number of units which will be earned if specified financial performance goals are attained. A Performance Unit will give an employee the right to receive up to a maximum of 200% of the amount of the Performance Unit (nominally valued at $100) at the end of a specified period depending on the level of achievement of the specified financial performance goals.

     No awards were made under the terms of this Plan in 1997, 1998 and 1999 and the Company has no current plans to award such Performance Units in the future.

Pension Plan Disclosure
-----------------------

     The following table sets forth pension benefits payable based on an employee's remuneration ("final average earnings") and "years of service" as defined under the Company's non-contributory Retirement Plan (the "Plan") for all its full-time employees and to the extent covered remuneration is limited by the Internal Revenue Code of 1986, as amended, pension benefits payable have been augmented based on the Company's Benefit Equalization Plan:



                                                            Pension Plan Table -
                                                 Estimated Annual Pension Benefits (2) for
                                                       Years of Service Indicated (3)
                                -----------------------------------------------------------------------------
Remuneration (1)                   15 Years        20 Years         25 Years       30 Years         35 Years
----------------                   --------        --------         --------       --------         --------
      $125,000                     $ 24,406        $ 32,541         $ 40,676       $ 40,676         $ 40,676
       150,000                       30,031          40,041           50,051         50,051           50,051
       175,000                       35,656          47,541           59,426         59,426           59,426
       200,000                       41,281          55,041           68,801         68,801           68,801
       225,000                       46,906          62,541           78,176         78,176           78,176
       250,000                       52,531          70,041           87,551         87,551           87,551
       300,000                       63,781          85,041          106,301        106,301          106,301
       400,000                       86,281         115,041          143,801        143,801          143,801
       500,000                      108,781         145,041          181,301        181,301          181,301

________

(1) Remuneration covered by the Plan and the Benefit Equalization Plan is limited to an employee's annual salary and for the Named Executive Officers is limited to the amounts in the Annual Salary column included in the Summary Compensation Table on page 19.

(2) The estimated annual benefits are calculated on a straight-line annuity basis and are not subject to any further deductions for Social Security since the Plan formula integrates the calculation of the benefits with certain adjustments for Social Security, as defined.

(3) The years of service for the Named Executive Officers are as follows: R. Band (26 years), Z.B. Marashlian (27 years), D.B. Perini (37 years), and C.W. Shaw (21 years).

Performance Graph
-----------------

                  Comparison of 5-year Cumulative Total Return
               Among Perini Corporation, AMEX Market Value Index,
              And Selected Construction and Real Estate Peer Groups

                               [GRAPHIC OMITTED]

---------------------------------------------------------------------------
                                       1995     1996    1997   1998    1999
---------------------------------------------------------------------------
Perini                          $100     88       83      96     55      41
AMEX                             100    129      136     164    161     201
Construction                     100    152      170     210    318     214

Construction (Old Peer Group)    100    152      165     193    333     206
Real Estate (Old Peer Group)     100    120      164     211    187     170
---------------------------------------------------------------------------

     The above graph compares the performance of Perini Corporation ("Perini") with that of the American Stock Exchange Market Value Index ("AMEX") and selected Construction and Real Estate Peer Groups. Companies in the Construction Peer Group Index are as follows: EMCOR Group, Inc., Granite Construction, Inc., Meadow Valley Corporation and Morrison Knudsen Corporation. The companies which comprise the Construction Peer Group Index have been changed from the preceding fiscal year. BFC Construction Corp. and Turner Corporation which were included in the preceding fiscal year's Construction Peer Group Index have since been acquired by other companies. Therefore, the stock price information required to complete the calculations for the graph is not available. EMCOR Group, Inc. and Meadow Valley Corporation have been added to the Construction Peer Group Index for the most recent fiscal year based upon the suggestion of an independent financial advisory firm. In the preceding fiscal year, the performance of Perini Corporation was also compared to a Real Estate Peer Group. For the most recent fiscal year, this comparison was deemed inappropriate since Perini Corporation has discontinued its real estate development operations. Companies included in the Real Estate Peer Group Index were as follows: Newhall Land and Farming Company, AMREP Corporation, Major Realty Corporation, Christiana Companies, Inc., Rouse Company and Mission West Properties. During 1999, Major Realty Corporation and Christiana Companies, Inc. were acquired by other companies. Therefore, the stock price information required to complete the calculations for the graph is not available. In accordance with Regulation S-K, Item 402(l)(4), the above graph includes a comparison of the performance of Perini Corporation with the newly selected Construction Peer Group Index as well as both the Construction Peer Group Index and the Real Estate Peer Group Index used in the preceding fiscal year to the extent possible.

     The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 1, 1995, in each of Perini Corporation, the American Stock Exchange Market Value Index and selected Construction and Real Estate Peer Groups, with investment weighted on the basis of market capitalization.

Directors' Compensation
-----------------------

     Fees for outside Directors of the Company currently consist of an annual retainer fee of $16,000, plus $900 per Board meeting attended, as well as $900 per Committee meeting attended by members of the Audit, Compensation and Nominating Committees, $4,000 per meeting attended by members of the Executive Committee and $2,500 per meeting attended by members of the Special Committee. Mr. Ronald N. Tutor, Chairman of the Company since July 1, 1999, has opted to receive no Director fees since he is party to a Management Agreement described in "Certain Transactions" below. During 1999, the Directors received payment of their annual retainer fee of $16,000 in shares of the Company's Common Stock on January 4, 1999. The number of shares was based on a price equivalent to the fair market value, as defined, of prices prevailing on the American Stock Exchange on the date issued and aggregated 3,121 shares of Common Stock for each Director, except for Mr. Tutor and Mr. McCarron, the latter of which requested that his fees be paid directly to the United Brotherhood of Carpenters Pension Fund, a pension fund of which he is a Trustee. Effective June 30, 1999, David B. Perini retired as an employee of the Company but remained as a Director of the Company. Accordingly, Mr. Perini received a one-half year pro rated annual retainer fee of $8,000 which was paid in 1,802 shares of the Company's Common Stock on October 11, 1999. The number of shares issued was based on a price equivalent to the fair market value, as defined, of prices prevailing on the American Stock Exchange on the date issued. Meeting fees are paid on a quarterly basis in cash.

Employment Agreement
--------------------

     In connection with the closing of the Series B Preferred Stock purchase transaction on January 17, 1997, the Company entered into separate employment agreement with David B. Perini. Under the terms of Mr. Perini's agreement, as amended, Mr. Perini was to continue as Chairman of the Company for a period of three years and was to receive his current salary which was to continue to be reviewed by the Board, plus certain other benefits. During 1999, Mr. Perini decided to retire as an employee of the Company and from his office as Chairman of the Company and also to resign as Chairman of the Board of Directors effective June 30, 1999. In connection with Mr. Perini's retirement, the employment agreement referred to above was terminated effective June 30, 1999 and a new agreement between Mr. Perini and the Company was consummated whereby Mr. Perini would provide non-exclusive consulting services, as required, to the Company for the period from July 1, 1999 to January 17, 2000. During this period, Mr. Perini received a monthly consulting fee equal to his monthly salary as of his June 30, 1999 retirement date, as well as certain benefits, including health and life insurance.

Certain Transactions
--------------------

     Effective with the issuance of the Series B Preferred Stock on January 17, 1997, the Company entered into an agreement with Tutor-Saliba Corporation ("TSC"), a California corporation engaged in the construction industry, and Ronald N. Tutor, Chief Executive Officer and sole stockholder of TSC, to provide certain management services, as defined. During 1999, the agreement between the Company, TSC and Mr. Tutor was extended through December 31, 2000 under the same basic terms and conditions as the initial agreement except that the amount of the fee payable thereunder by the Company to TSC was increased effective January 1, 2000, from $150,000 to $250,000 per year. TSC initially held a 6.18% interest in the Company's $1.00 par value Common Stock before TSC's additional investment in the Company's Common Stock effective March 29, 2000 (see below) and currently participates in joint ventures with the Company, the Company's share of which contributed $8.6 million to the

Company's consolidated revenues in 1999. Mr. Tutor was appointed as one of the three new Directors in accordance with the terms of the Series B Preferred Stock transaction, a member of the Executive Committee of the Board and, during 1997, acting Chief Operating Officer of the Company. Effective January 1, 1998, Mr. Tutor was appointed Vice Chairman of the Board of Directors and effective July 1, 1999 was elected Chairman of the Board of Directors. Compensation for the management services consists of a monthly payment during 1999 of $12,500 to TSC and options granted to Mr. Tutor in 1997 to purchase 150,000 shares of the Company's $1.00 par value Common Stock at fair market value, as defined on the date of grant. While these options vest immediately, they are not exercisable until forty months from date of grant and expire after eight years. In addition, on December 10, 1998, Mr. Tutor was granted options to purchase 45,000 shares effective December 10, 1998, and 30,000 shares effective January 4, 1999, of the Company's $1.00 par value Common Stock at fair market value, as defined, on the effective dates of grant. The terms of these options, which expire eight years from the date of grant, are generally similar to options granted on December 10, 1998 to other Executive Officers and other key employees under the 1982 Stock Option Plan.

     Effective March 29, 2000, subsequent to approval by the Company's stockholders, a new investor group consisting of Tutor-Saliba Corporation (see above), O&G Industries, Inc. ("O&G"), and National Union Fire Insurance Company of Pittsburgh, Pa., a wholly-owned subsidiary of American International Group, Inc. ("AIG"), purchased 9,411,765 shares of the Company's Common Stock for $40 million, or $4.25 per share. In connection therewith, the Company exchanged 7,490,417 shares of Common Stock for all of the outstanding shares of Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock") at an exchange price of $5.50 per share of Common Stock. (See "Ownership of Common Stock by Directors and Officers" on pages 5 to 10 and "Certain Other Beneficial Holders" on pages 12 and 13). Each of the new investors and two of the former holders of the Series B Preferred Stock were entitled to appoint a member to the Company's Board of Directors. O&G participates in joint ventures with the Company, the Company's share of which contributed $4.2 million to the Company's consolidated revenues in 1999. Payments to AIG for insurance and insurance related services approximated $5.2 million in 1999.

     At the meeting of the Board of Directors immediately following the Stockholders' Meeting on March 29, 2000, the Board voted to adopt the Company's Special Equity Incentive Plan (the "Plan") under which an aggregate of 3,000,000 shares of the Company's Common Stock, $1.00 par value, (the "Common Stock") may be issued, subject to the approval thereof by the Stockholders of the Company at the Annual Meeting scheduled to be held on May 25, 2000. In addition, the Board appointed Mr. Tutor as Chairman and Chief Executive Officer and Mr. Band as President and Chief Operating Officer at that time.

     Also on March 29, 2000, the Compensation Committee granted options to purchase shares of Common Stock, subject to approval of the Plan by the Stockholders, to the following Named Executive Officers at an exercise price of $4.50 per share (a price which is $.25 more than fair market value, as defined, on the date of grant and $.25 above the price at which shares were sold to the New Investors): Mr. Tutor (1,000,000 shares), Mr. Band (200,000 shares), Mr. Marashlian (400,000 shares) and Mr. Shaw (400,000 shares). See description of Plan and details of Options granted under 1B. "Approval of Special Equity Incentive Plan" below.

     The Company utilized the services of the law firm of Wilmer, Cutler & Pickering (of which Michael R. Klein is a Partner), among other firms, during the last fiscal year and it is anticipated that the Company will continue to do so to a lesser extent during the current year.

During  1999,  the  Company  paid  Wilmer,  Cutler  &  Pickering   approximately
$1,281,000 for legal services and related expenses.

                1B. APPROVAL OF THE SPECIAL EQUITY INCENTIVE PLAN

Background
----------

     For many years the Company has had in effect stock option plans for key employees to provide an incentive in the form of a proprietary interest in the Company to officers and other employees in a position to contribute materially to the successful operation of the business of the Company. The Board of Directors believes that stock options are an integral part of the total compensation package required to attract and retain employees of outstanding abilities. Generally, stock options ("Options") give the recipient (the "Optionee") the right to purchase a specified number of shares of the Company's Common Stock at a fixed price for a specified period of time.

     The Company currently has only 220,110 shares of Common Stock remaining to be granted under the existing 1982 Stock Option Plan. The Board of Directors strongly believes that additional incentive in the form of a new stock option plan is required to motivate and/or retain key members of management critical to the profitable growth of the Company. Accordingly, the Board of Directors approved the Special Equity Incentive Plan (the "Plan") on March 29, 2000 and the Compensation Committee of the Board of Directors approved stock option grants to the Named Executive Officers described below subject to stockholder approval of the Plan.

     The Board of Directors recommends a vote FOR the adoption of the Special Equity Incentive Plan. The proposal must be approved by a majority of the votes cast at the Annual Meeting.

General
-------

     The Plan provides that up to 3,000,000 shares of the Company's Common Stock (as may be adjusted from time to time for recapitalizations, stock splits and similar events) will be available for the granting of non-qualified stock options ("NQO's")under the Plan to key executives, employees and directors of the Company and its subsidiaries. The Plan requires that the exercise price shall not be less than 100% of the fair market value on the date of the grant and defines fair market value as the closing price on the American Stock Exchange on the date of grant. Options must be exercised within 10 years of date of grant or, if later, 10 years from the date stockholders approved the Plan. The Administrator may provide that Options vest over time and may in its discretion accelerate such vesting period.

     Payment  of the  Option  exercise  price  may be made in  cash  or,  at the election of the Administrator, by delivery of shares of the Company's Common Stock equal in value to the Option exercise price, by a combination of cash and stock, by a loan to the Optionee by the Company or by such other cashless exercise method approved by the Administrator. In the event of termination of employment, Options granted under the Plan will expire on the 30th day after the date of termination or on the termination date if the Optionee was terminated for cause as defined in such Optionee's employment or other agreement, or gross misconduct as defined by the Plan (unless the Administrator specifies otherwise). In the event of termination due to total disability or death, Options will expire one year after termination. In case of death following termination of employment, the Options expire one year after the date of death. In each case the expiration date may in no event be later than ten years after the date of grant.

     Upon a change in control as defined in the Plan, all Options granted thereunder will become fully exercisable unless the Optionee's Option Agreement provides otherwise. In addition, upon a substantial corporate change as described in the Plan, unexercised Options terminate and the Administrator may provide for them to be substituted for or assumed.

Tax Considerations
------------------

     Tax Treatment of NQO's An Optionee realizes no taxable income when an NQO is granted. Instead, the difference between the fair market value of the Common Stock subject to an NQO and the exercise price is taxed as ordinary compensation income on or after the date on which the NQO is exercised. The difference is measured and taxed as of the date of exercise. The Optionee's tax basis is increased by the amount of such taxable income.

     The Corporation receives no tax deduction on the grant of an NQO, but is entitled to a tax deduction when the Optionee recognizes taxable income on or after exercise of the NQO, in the same amount as the income recognized by the Optionee.

     Exercise by Delivery of Stock Special rules apply if an Optionee surrenders shares of Common Stock in payment of the exercise price of an NQO.

     Parachute Payments The exercise of any portion of any option that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated Options to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Corporation, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

     Limitation on Corporation's Deductions As a result of Section 162(m) of the Code, the Corporation's federal tax deduction for certain awards under the Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation (other than performance-based compensation) in excess of $1 million a year.

Administration
--------------

     Under the terms of the Plan, the Compensation Committee or other committee designated by the Board of Directors will be the Plan Administrator. The Administrator will be responsible for the general operation and administration of the Plan and has full discretion to interpret and administer the provisions of the Plan. Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine (i) the persons who receive Options, (ii) terms of such Options, (iii) the schedule for exercisability (including any requirements that the Optionee or the Company satisfy performance criteria), (iv) the time and expiration of such Options and (v) the form of payment due upon exercise. Other powers of the Administrator will include, but not be limited to, the power to amend or extend any provision or limitation of any Option.

Stock Options Granted
---------------------

     The following table contains information concerning the stock options granted on March 29, 2000 to the Company's current Named Executive Officers:



                                                             Special Equity Incentive Plan
                                            ----------------------------------------------------------------
                                               Number of Securities
                                                Underlying Options           Exercise          Expiration
Name and Position                                  Granted (1)             Price (2)(4)           Date
--------------------------------------      ---------------------------   ---------------     --------------

Ronald N. Tutor                                     1,000,000                 $4.50           3-28-2010
Chairman and Chief Executive Officer

Robert Band                                           200,000                 $4.50           3-28-2010
President and Chief Operating Officer

Zohrab B. Marashlian                                  400,000                 $4.50           3-28-2010
President, Perini Civil Construction

Craig W. Shaw                                         400,000                 $4.50           3-28-2010
President, Perini Building Company,
Inc.

All Current Named Executive Officers                2,000,000
as a Group (3)


(1) These Options become exerciseable in three equal installments, on the date of grant and on the first and second anniversary of the date of grant.

(2) The exercise price was determined to be $4.50 per share which is $.25 per share above the price at which shares were sold to the New Investors and also $.25 above fair market value on the date of grant. When exercising an Option or a portion thereof, the Optionee must pay the full exercise price in cash or, at the election of the Administrator, another form of payment which could include loans from the Company or use of the Company's Common Stock previously owned by the Optionee. Vested Options could be exercised by any Optionee who voluntarily left the Company before March 29, 2002 for cash within 30 days of termination or an Optionee who was terminated for cause for cash at date of termination; while any unvested Options would be cancelled.

(3) Except for the current Named Executive Officers, there weren't any Options granted to current directors, nominee for election as a director or any employee, including all current officers who are not the Current Named Executive Officers.

(4) The closing price of the Company's Common Stock on the American Stock Exchange on April 6, 2000 was $4.25 per share.

                                       1C.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     Upon recommendation of the Audit Committee, the Board has appointed the firm of Arthur Andersen LLP, independent public accountants, as its auditors for the fiscal year ending December 31, 2000. Although stockholder ratification is not required, the Board has determined that it would be desirable to request an expression from the stockholders as to whether or not they concur with the foregoing appointment.

     Arthur Andersen LLP has audited the accounts of the Company and its subsidiaries since 1960. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders of the Company and will be available to respond to appropriate questions and to make a statement if they desire to do so.

     The Board recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 2000.

                                       1D.

                                  OTHER MATTERS

     Except for the election of the Preferred Directors discussed on pages 1 through 4 and elsewhere in this Proxy Statement, the Board of Directors knows of no other matters which are likely to be brought before the meeting. However, if any other matters, of which the Board of Directors is not aware, are presented to the meeting for action, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgement on such matters.

     The Company will bear the cost of solicitation of proxies. The solicitation of proxies by mail may be followed by telephone or oral solicitation of certain stockholders and brokers.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                            By order of the Board of Directors,
                                            Dennis M. Ryan, Secretary


Framingham, Massachusetts
April 19, 2000

                                                                       Exhibit A

                               PERINI CORPORATION
                          Special Equity Incentive Plan


Purpose
-------

Perini Corporation, a Massachusetts corporation (the "Company"), wishes to provide special incentives for key executives, other employees, and directors. To further these objectives, the Company hereby sets forth the Perini Corporation Special Equity Incentive Plan (the "Plan"), effective as of May 25, 2000 (the "Effective Date"), to provide options ("Options") to key executives, employees, and directors of the Company and its subsidiaries to purchase shares of the Company's common stock $1.00 par value (the "Common Stock").


Participants
------------

Eligible persons become "optionees" when the Administrator grants them an option under this Plan. The term optionee also includes, where appropriate, a person authorized to exercise an Option in place of the original recipient.


Administrator
-------------

The Administrator will be the Compensation Committee of the Board of Directors, unless the Board specifies another committee of the Board, but the Board may still act under the Plan as though it were the Compensation Committee.


The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the Granting of Options section) to officers or other employees of the Company.


The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option. The Administrator may act through meetings of a majority of its members or by unanimous consent.

                                                              Perini Corporation
                                                   Special Equity Incentive Plan

Granting Of Options
-------------------

Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine the persons who receive Options,


     the terms of such Options,


     the schedule for exercisability (including any requirements that the optionee or the Company satisfy performance criteria),


     the time and conditions for expiration of the Option, and


     the form of payment due upon exercise.


     The Administrator's determinations under the Plan need not be uniform and need not consider whether possible recipients are similarly situated.


     Options granted will not be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), but will be nonqualified stock options ("NQSOs").

     Substitutions

          The Administrator may grant Options in substitution for options or other equity interests held by individuals who become employees of the Company or of an Eligible Subsidiary as a result of the Company's or Subsidiary's acquiring or merging with the individual's employer or acquiring its assets. In addition, the Administrator may provide for the Plan's assumption of options granted outside the Plan to persons who would have been eligible under the terms of the Plan to receive a grant, including both persons who provided services to any acquired company or business and persons who provided services to the Company or any Subsidiary. If necessary to conform the Options to the interests for which they are substitutes, the Administrator may grant substitute Options under terms and conditions that vary from those the Plan otherwise requires.


Date Of Grant
-------------

The Date of Grant will be the date as of which the Administrator grants an Option to a participant, as specified in the Administrator's minutes.

                                                              Perini Corporation
                                                   Special Equity Incentive Plan

Exercise Price
--------------

The Exercise Price is the value of the consideration that an optionee must provide in exchange for one share of Common Stock. The Administrator will determine the Exercise Price under each Option and may set the Exercise Price without regard to the Exercise Price of any other Options granted at the same or any other time. The Company may use the consideration it receives from the optionee for general corporate purposes.


The Exercise Price per share may not be less than 100% of the Fair Market Value of a share on the Date of Grant.


     Fair Market Value

          Fair Market Value of a share of Common Stock for purposes of the Plan will be determined as follows:


               if the Company has no publicly-traded stock, the Administrator will determine the Fair Market Value for purposes of the Plan using any measure of value it determines in good faith to be appropriate;


               if the Common Stock trades on a national securities exchange, the closing sale price on that date;


               if the Common Stock does not trade on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;


               if no such closing sale price information is available, the average of the closing bid and asked prices that Nasdaq reports for such date; or


               if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.


          For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day. The Administrator can substitute a particular time of day or other measure of "closing sale price" if appropriate because of changes in exchange or market procedures.

                                                              Perini Corporation
                                                   Special Equity Incentive Plan

Exercisability
--------------

The Administrator will determine the times and conditions for exercise of each Option.


Options will become exercisable at such times and in such manner as the Administrator determines and the Option Agreement indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the optionee may exercise any portion of an Option.


No portion of an Option that is unexercisable at an optionee's termination of employment will thereafter become exercisable, unless the Option Agreement provides otherwise, either initially or by amendment.


     Change Of Control

          Upon a Change of Control (as defined below), all Options will become fully exercisable, unless the optionee's Option Agreement provides otherwise. A Change of Control for this purpose means the occurrence of any one or more of the following events:

               (i) sale of all or substantially all of the assets of the Company to one or more individuals, entities, or groups (other than an "Excluded Owner" as defined below);


               (ii)   complete  or   substantially   complete   dissolution   or
               liquidation of the Company;


               (iii) a person, entity, or group (other than an Excluded Owner) acquires or attains ownership of at least 60% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");


               (iv) completion of a merger or consolidation of the Company with or into any other entity (other than an Excluded Owner) unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation more than 40% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent

                                                              Perini Corporation
                                                   Special Equity Incentive Plan
                                                                    Page 4 of 15

               (v) the individuals who constitute the Board immediately before a proxy contest cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest; or


               (vi) during any two year period, the individuals who constitute the Board at the beginning of the period (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied), provided that any individuals that a majority of Incumbent Directors approve for service on the Board are treated as Incumbent Directors.


          An "Excluded Owner" consists of the Company, any Company Subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities.


          Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing. In addition, the acceleration will not occur if it would prevent use of "pooling of interest" accounting for a reorganization, merger, or consolidation of the Company that the Board approves.


          The Administrator may allow conditional exercises in advance of the completion of a Change of Control that are then rescinded if no Change of Control occurs.


     Substantial Corporate Change

          Upon a Change of Control that is also a Substantial Corporate Change, the Options will become exercisable (unless the Change of Control section provides otherwise) and the Plan and any unexercised Options will terminate (after the occurrence of one of the alternatives set forth in the next full paragraph) unless either (i) such termination would prevent use of "pooling of interest" accounting for a reorganization, merger, or consolidation of the Company that the Board approves or (ii) provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Options, or

                                                              Perini Corporation
                                                   Special Equity Incentive Plan
          the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer entity, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Options will continue in the manner and under the terms so provided.


     If an Option would otherwise terminate under the preceding sentence and the Fair Market Value of the Common Stock as a result of the Substantial Corporate Change exceeds or is likely to exceed the Exercise Price, the Administrator will either provide that optionees will have the right, at such time before the completion of the transaction causing such termination as the Board or the Administrator reasonably designates, to exercise any unexercised portions of the Option, including those portions that the Change of Control will make exercisable or cause the Company, or agree to allow the successor, to cancel each Option after payment to the optionee of an amount in cash, cash equivalents, or successor equity interests substantially equal to the Fair Market Value under the transaction minus the Exercise Price for the shares covered by the Option (and, where the Board or Administrator determines it is appropriate, any required tax withholdings).


     The Administrator may allow conditional exercises in advance of the completion of a Substantial Corporate Change that are then rescinded if no Substantial Corporate Change occurs.


     The Board or other Administrator may take any actions described in the Substantial Corporate Changes section, without any requirement to seek optionee consent.


     A Substantial Corporate Change means any of the following events:


          a sale as described in clause (i) under Change of Control,

                                                              Perini Corporation
                                                   Special Equity Incentive Plan
          a dissolution or liquidation as described in clause (ii),


          an ownership change as described in clause (iii), but with the percentage ownership increased to 100%,


          completion of a merger, consolidation, or reorganization of the Company with one or more corporations or other entities in which the Company is not the surviving entity, or any other transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than an Excluded Owner) owning 100% of Company Voting Securities.


Method of Exercise
------------------

To exercise any exercisable portion of an Option, the optionee must:


     Deliver notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed or otherwise authenticated by the optionee, and specifying the number of shares of Common Stock underlying the portion of the Option the optionee is exercising;


     Pay the full Exercise Price by cash or a cashier's or certified check for the shares of Common Stock with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include loans from the Company or the use of Common Stock); and


     Deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.


Payment in full of the Exercise Price need not accompany the written notice of exercise if the exercise complies with a previously-approved cashless exercise method, including, for example, that the notice directs that the stock certificates (or other indicia of ownership) for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates (or other indicia) are delivered to the broker, the


                                                              Perini Corporation
                                                   Special Equity Incentive Plan
                                                                    Page 7 of 15
broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price and any required withholding taxes. The Administrator may provide that cashless exercise is available only while an optionee remains employed by the Company.


If the Administrator agrees to allow an optionee to pay through tendering shares of Common Stock to the Company, the individual can only tender stock he has held for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise, or by having a broker tender to the Company cash equal to the exercise price and any withholding taxes.


Option Expiration
-----------------

No one may exercise an Option more than ten years after its Date of Grant or, if later, ten years after the date of initial stockholder approval of the Plan. Unless the Option Agreement provides otherwise, either initially or by amendment, no one may exercise an Option after the first to occur of:


     Employment Termination

          The 30th day after the date of termination of employment (other than for death or Disability), where termination of employment means the time when the employer-employee or other service-providing relationship between the employee and the Company ends for any reason. Termination of employment also includes the Eligible Subsidiary's ceasing to be a subsidiary of the Company. The Administrator may provide that Options terminate immediately upon termination of employment for "cause" under an employee's employment or consultant's services agreement or under another definition specified in the Option Agreement. Unless the Option Agreement provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment.


     Gross Misconduct

          For the Company's termination of the optionee's employment as a result of the optionee's Gross Misconduct,

                                                              Perini Corporation
                                                   Special Equity Incentive Plan
                                                                    Page 8 of 15
          the time of such termination. For purposes of this Plan, "Gross Misconduct" means the optionee has


               committed  fraud,  misappropriation,   embezzlement,  or  willful
               misconduct that has resulted or is likely to result in material harm to the Company;


               committed or been indicted for or convicted of, or pled guilty or no contest to, any misdemeanor (other than for minor infractions or traffic violations) involving fraud, breach of trust, misappropriation, or other similar activity, or any felony; or


               committed an act of gross negligence or otherwise acted with willful disregard for the Company's best interests in a manner that has resulted or is likely to result in material harm to the Company.


               If the optionee has a written employment agreement in effect at the time of his termination that specifies "cause" for termination, "Gross Misconduct" for purposes of his termination will refer to "cause" under the employment agreement, rather than to the foregoing definition.


     Disability

          For disability, the earlier of (i) the first anniversary of the optionee's termination of employment for disability and (ii) 60 days after the optionee no longer has a disability, where "disability" means the inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months; or


     Death

          The date 12 months after the optionee's death.


     If exercise is permitted after termination of employment, the Option will nevertheless expire as of the date that the former service provider violates any covenant not to compete or other post-employment covenant in effect between the Company and the former service provider.


     Nothing in this Plan extends the term of an Option beyond the tenth anniversary of its Date of Grant, nor does anything in this Option Expiration section make an Option exercisable that has not otherwise become exercisable, unless the Administrator specifies otherwise.

                                                              Perini Corporation
                                                   Special Equity Incentive Plan

Option Agreement
----------------

Option Agreements (which could be certificates) will set forth the terms of each Option and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the agreement is inconsistent with the Plan, the Plan will govern. The Option Agreements may contain special rules.

Stock Subject To Plan
---------------------

Except as adjusted below under Adjustments Upon Changes In Capital Stock,

     the aggregate number of shares of Common Stock that may be subject to outstanding Options may not exceed 3 million shares of Common Stock, and the maximum number of shares that may be granted under Options for a single individual in a calendar year may not exceed 1 million shares of Common Stock.


The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market or holds as treasury shares. If any Option expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Option will again be available for the granting of new Options (but will be counted against that calendar year's limit for a given individual).


No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.


The optionee will have no rights of a stockholder with respect to the shares of stock subject to an Option except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise of the Option.


The Company will not issue fractional shares pursuant to the exercise of an Option, unless the Administrator determines otherwise, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.


Person Who May Exercise
-----------------------

During the optionee's lifetime and except as provided under Transfers, Assignments, and Pledges, only the optionee or his duly appointed guardian or personal representative may exercise the Options. After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Option. If someone other than the original recipient seeks to exercise any portion of an Option, the Administrator may request

                                                              Perini Corporation
                                                   Special Equity Incentive Plan
such proof as it may consider necessary or appropriate of the person's right to exercise the Option.


Adjustments Upon Changes In Capital Stock
-----------------------------------------

Subject to any required action by the Company (which it agrees to promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, after the date of initial stockholder approval of the Plan, the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration (excluding, unless the Administrator determines otherwise, stock repurchases),


the Administrator must make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Option, so that the proportionate interest of the optionee immediately following such event will, to the extent practicable, be the same as immediately before such event. (This adjustment does not apply to Common Stock that the optionee has already purchased.) Unless the Administrator determines another method would be appropriate, any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but will include a corresponding proportionate adjustment in the Option's Exercise Price. The Board or other Administrator may take any actions described in the Adjustments upon Changes in Capital Stock section without any requirement to seek optionee consent.


The Administrator will make a commensurate change to the maximum number and kind of shares provided in the Stock Subject to Plan section.


Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Option or the Exercise Price except as this Adjustments section specifically provides. The grant of an Option under the Plan will not affect in any way the right or power of the

                                                              Perini Corporation
                                                   Special Equity Incentive Plan

Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.


Subsidiary Employees
--------------------

Employees of Company Subsidiaries will be entitled to participate in the Plan, except as otherwise designated by the Board of Directors or the Administrator.


"Eligible Subsidiary" means each of the Company's Subsidiaries, except as the Administrator otherwise specifies. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an Option is granted to a Participant under the Plan, each corporation (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in such chain. Subsidiary also includes a single-member limited liability company included within the chain described in the preceding sentence. The Board or the Administrator may use a different definition of Subsidiary and may include other forms of entity within the definition.




Legal Compliance
----------------

The Company will not issue any shares of Common Stock under an Option until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.


The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Options may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Options will be treated as amended to the extent necessary to conform to such laws, rules, and regulations.

                                                              Perini Corporation
                                                   Special Equity Incentive Plan

Purchase For Investment And Other Restrictions
----------------------------------------------

Unless a registration statement under the Securities Act covers the share of Common Stock an optionee receives upon exercising his Option, the Administrator may require, at the time of such exercise, that the optionee agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Option are registered under the Securities Act. Unless the shares are registered under the Securities Act, the optionee must acknowledge:


     that the shares purchased on exercise of the Option are not so registered,


     that the optionee may not sell or otherwise transfer the shares unless such sale or transfer complies with all applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations, and either the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act.


Additionally, the Common Stock, when issued upon the exercise of an Option, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Option Agreements, or the Company's articles or certificate of incorporation, by-laws, or generally applicable stockholders' agreements.


The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop- transfer orders to transfer agents and registrars.


Tax Withholding
---------------

The optionee must satisfy all applicable Federal, state, and local income and employment tax withholding requirements before the Company will deliver stock certificates or otherwise recognize ownership upon the exercise of an Option. The Company may


                                                              Perini Corporation
                                                   Special Equity Incentive Plan
                                                                   Page 13 of 15
decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the optionee must pay the Company, with a cashier's check or certified check, the full amounts, if any, required for withholding. Payment of withholding obligations is due at the same time as is payment of the Exercise Price. If the Administrator so determines, the optionee may instead satisfy the withholding obligations by directing the Company to retain shares from the Option exercise, by tendering previously owned shares, or by attesting to his ownership of shares (with the distribution of net shares), or by having a broker tender to the Company cash equal to the withholding taxes.


Transfers, Assignments And Pledges
----------------------------------

Unless the Administrator otherwise approves in advance in writing for estate planning or other purposes, an Option may not be assigned, pledged or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the optionee to any person, except by will or by operation of applicable laws of descent and distribution. If necessary to comply with Rule 16b-3, the optionee may not transfer or pledge shares of Common Stock acquired upon exercise of an Option until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing. The Administrator may, in its discretion, expressly provide that an optionee may transfer his Option, without receiving consideration, to (i) members of his immediate family (children, grandchildren, or spouse), (ii) trusts for the benefit of such family members, or (iii) partnerships whose only partners are such family members.


Amendment or Termination of Plan and Options
--------------------------------------------

The Board may amend, suspend, or terminate the Plan at any time, without the consent of the optionees or their beneficiaries; provided, however, that such actions are consistent with this section. Except as required by law or by the Substantial Corporate Changes section, the Administrator may not, without the optionee's or beneficiary's consent, modify the terms and conditions of an Option so as to materially adversely affect the optionee. No amendment, suspension, or termination of the Plan will, without the optionee's or beneficiary's consent, terminate or materially adversely affect any right or obligations under any outstanding Options, except as provided in the Substantial Corporate Changes Section.

                                                              Perini Corporation
                                                   Special Equity Incentive Plan

Privileges of Stock Ownership
-----------------------------

No optionee and no beneficiary or other person claiming under or through such optionee will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, already issued to such optionee.


Effect on Other Plans
---------------------

Whether exercising an Option causes the optionee to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.


Limitations on Liability
------------------------

Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any optionee, former optionee, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.


No Employment Contract
----------------------

Nothing contained in this Plan constitutes an employment contract between the Company and the optionees. The Plan does not give any optionee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to end the optionee's employment or other relationship with the Company.


Applicable Law
--------------

The laws of the Commonwealth of Massachusetts (other than its choice of law provisions) govern this Plan and its interpretation.


Duration of Plan
----------------

Unless the Board extends the Plan's term, the Administrator may not grant Options after May 25, 2010. The Plan will then terminate but will continue to govern unexercised and unexpired Options.


Approval of The Plan
--------------------

The Plan must be submitted to Company stockholders for their approval within 12 months after the Board adopts the Plan. If the stockholders do not so approve the Plan, the Plan and any outstanding Options will be treated as void and of no effect.

                                                              Perini Corporation
                                                   Special Equity Incentive Plan

                               PERINI CORPORATION

                                  COMMON STOCK

CONTROL NUMBER:

RECORD DATE SHARES:

The Board of Directors recommends a vote "FOR" proposals A, B and C.

A. The election of three (3) Class I Directors as described in the proxy statement of the Board of Directors to serve until the 2003 Annual Meeting.

     (01) Robert Band

     (02) Michael R. Klein

     (03) Christopher H. Lee

     If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name(s). Your shares will be voted "For" the remaining nominee(s)

         FOR ALL NOMINEES     WITHHOLD         FOR ALL EXCEPT

B. To approve the Special Equity Incentive Plan as described in the proxy statement of the Board of Directors.

         FOR                  AGAINST          ABSTAIN

C. To ratify the appointment of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 2000.

         FOR                  AGAINST          ABSTAIN

D. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

Please be sure to sign and date this Proxy.

Date

_____________________________________
Stockholder sign here

_____________________________________
Co-owner sign here

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                                PERINI CORPORATON
              FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 25, 2000

The undersigned hereby appoints Robert Band and Dennis M. Ryan and each of them as Proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote all shares of Common Stock, $1.00 par value per share, of Perini Corporation held by the undersigned at the close of business on April 3, 2000, at the Annual Meeting of Stockholders to be held at the Crowne Plaza, Hawthorne Ballroon, 1360 Worcester Road, (Route 9 East), Natick, Massachusetts, on Thursday, May 25, 2000 at 9:00 a.m. or at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). A FAILURE TO VOTE OR A VOTE TO ABSTAIN WILL HAVE THE SAME LEGAL EFFECT AS A VOTE AGAINST ANY OF THE PROPOSALS. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL A, THE ELECTION OF DIRECTORS AS SET FORTH HEREIN, "FOR" PROPOSAL B, TO APPROVE THE SPECIAL EQUITY INCENTIVE PLAN, AND "FOR" PROPOSAL C, TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000. THE PROXIES ARE EACH AUTHORIZED TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

     Please sign exactly as your name appears on this card. If stock is held in the name of more than one person, all holders should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.


HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

_______________________________             __________________________________

_______________________________             ___________________________________

                               PERINI CORPORATION

                                 PREFERRED STOCK

CONTROL NUMBER:

RECORD DATE SHARES:

ELECTION OF PREFERRED DIRECTORS.

Please instruct the Depositary to vote your shares for either one or two Nominees by placing an "X" in the appropriate box(es). Do not mark more than two boxes. Instruction cards not properly completed will not be counted.

A. The election of two (2) Preferred Directors as described in the proxy statement of the Board of Directors to serve until the 2001 Annual Meeting.

         Arthur I. Caplan

                  FOR

         Frederick Doppelt

                  FOR

         Stephen J. McAllister

                  FOR

         Martin Shubik

                  FOR

Mark box at right if an address change or comment has been noted on the reverse side of this card.



Please be sure to sign and date this Instruction Card.


Date

_____________________________________
Stockholder sign here

_____________________________________
Co-owner sign here

                    INSTRUCTION CARD REQUESTED BY DEPOSITARY,
                     PURSUANT TO TERMS OF DEPOSIT AGREEMENT,
                     FOR ELECTION OF PREFERRED DIRECTORS AT
                 PERINI CORPORATON ANNUAL MEETING - MAY 25, 2000

The undersigned hereby instructs BankBoston, N.A., as Depositary (the "Depositary") for the $21.25 Convertible Exchangeable Preferred Stock (the "Preferred Stock") of Perini Corporation, to vote the shares of Preferred Stock represented by the Depositary Receipts held by the undersigned (the "Depositary Shares") as directed on the reverse side hereof at the Election of Preferred Directors to be held at the Annual Meeting of Stockholders at the Crowne Plaza, Hawthorne Ballroom, 1360 Worcester Road (Route 9 East), Natick, Massachusetts, on Thursday, May 25, 2000 at 9:00 a.m. or at any adjournments or postponements thereof.

When properly executed, this Instruction Card will cause the Depositary to vote the Preferred Stock represented by the Depositary Shares in the manner directed on the reverse side hereof by the undersigned. If no direction is given, the Depositary will abstain from voting the Preferred Stock represented by the Depositary Shares.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

     Please sign exactly as your name(s) appear(s) on the reverse. Where there is more than one holder, each should sign. When signing as an attorney, executor, administrator, guardian or trustee, please add your title as such. If executed by a corporation, the Instruction Card should be signed by a duly authorized person, stating his or her title or authority. If a partnership, please sign in partnership name by an authorized person.


HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

_______________________________             __________________________________

_______________________________             __________________________________